SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
|_| Preliminary proxy statement
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                Pitney Bowes Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 Not Applicable
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         |X|  No fee required.
         |_|  Fee computed on table below per Exchange Act Rules 14a-(i)(4)
              and 0-11.
         (1)  Title of each class of securities to which transaction applies:
                        Common Stock, par value $0.01 per share.
--------------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transactions applies:
              ________ shares of Common Stock, par value $0.01 per share.
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                       N/A
--------------------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:
                                       N/A
--------------------------------------------------------------------------------

         (5)  Total fee paid:
                                       N/A
--------------------------------------------------------------------------------

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount previously paid:

--------------------------------------------------------------------------------

         (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

         (3)  Filing party:

--------------------------------------------------------------------------------

         (4)  Date filed:

--------------------------------------------------------------------------------

                                   GRAPHIC
                                     (LOGO)


                                       NOTICE OF THE 1998
                                       ANNUAL MEETING
                                       AND
                                       PROXY STATEMENT

                                       Pitney Bowes Inc.
                                       World Headquarters
                                       Stamford, Connecticut 06926-0700
                                       (203) 356-5000
                                      logo

                 TO THE STOCKHOLDERS:

                    Stockholders attending the annual meeting in Stamford on May 11, 1998, are cordially invited to join us for a continental breakfast, served from 8 a.m. until the meeting begins at 9:30 a.m.

                    We look forward to welcoming many stockholders to the meeting and will make it as interesting and informative as possible.

                    Sincerely yours,

                    Michael J. Critelli
                    Chairman and Chief Executive Officer

                    Stamford, Connecticut
                    April 3, 1998

                 NOTICE OF MEETING:

                    The annual meeting of stockholders of Pitney Bowes Inc. will be held on May 11, 1998, at 9:30 a.m. at the company's World Headquarters, One Elmcroft Road, Stamford, Connecticut. Directions, including a map, to Pitney Bowes' World Headquarters are set forth on the back cover page of the Proxy Statement.

                        The items of business at the annual meeting are:

                        1.   Election of four directors.

                        2.   Appointment of independent accountants for 1998.

                        3.   Amendment to the 1991 Stock Plan.

                        4. Stockholder proposal relating to CERES Principles if properly presented at the meeting.

                        5. Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

                    All holders of record of Pitney Bowes common stock and $2.12 convertible preference stock as of the close of business on March 13, 1998, are entitled to vote at the meeting or any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

                    It is important that all stockholders be represented at the meeting. Stockholders of record may vote by either: (i) signing and returning promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States; (ii) attending the meeting and voting in person; or (iii) voting by telephone as directed on the enclosed proxy card.

                    Amy C. Corn
                    Corporate Secretary and
                    Senior Associate General Counsel

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies by the board of directors of Pitney Bowes Inc. (the "board") for use at the annual meeting of stockholders to be held on May 11, 1998, and at any continuation of the meeting caused by any adjournment or any postponement of the meeting. Proxies may be revoked at any time before they are voted at the annual meeting by (i) submitting to the corporate secretary of the company a written revocation, or (ii) in the case of a stockholder of record, by (a) submitting a later-dated proxy, or (b) attending the meeting, revoking the prior proxy and voting at the annual meeting. Each proxy not revoked will be voted at the meeting and will be voted in accordance with the instructions given in the proxy or, if no instructions are given, will be voted consistent with the recommendations of the board of directors. The votes of the holders of Pitney Bowes common stock and $2.12 convertible preference stock ("$2.12 preference stock") will be aggregated for each agenda item. Each share of common stock will be entitled to one vote and each share of $2.12 preference stock will be entitled to sixteen votes for each agenda item.

Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting. The election inspectors will determine whether or not a quorum is present. The affirmative vote of a plurality of the votes cast by the holders of issued and outstanding shares of Pitney Bowes common and $2.12 preference stock (each share of $2.12 preference stock counting as sixteen votes of common stock) in person or by proxy at the annual meeting is required to elect directors. The proposals relating to the appointment of independent accountants, the 1991 Stock Plan amendment and the stockholder proposal each requires the affirmative vote of the holders representing a majority of the votes cast and entitled to vote on such proposal.

The election inspectors will treat abstentions as shares that are present and entitled to vote at the meeting for purposes of determining the presence of a quorum, but will treat them as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote or as a vote cast with respect to that matter. Thus, abstentions and broker nonvotes will have no effect on the number of affirmative votes needed to elect directors or to adopt any of the other proposals.

At the close of business on March 13, 1998, the record date for the annual meeting, there were 279,334,236 shares of common stock outstanding and 79,722 shares of $2.12 preference stock outstanding.

The company's headquarters is in Stamford, Connecticut. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 3, 1998.

ELECTION OF DIRECTORS

Under the company's Restated Certificate of Incorporation and its Bylaws, there are three classes of directors as nearly equal in number as possible. Each class is elected for a three-year term.

Mr. Butler and Mr. Campbell were elected last year to three-year terms expiring in 2000. Mr. Kimball, who was also elected to a three-year term expiring in 2000, will be retiring from the board as of May 11, 1998, having attained director's retirement age.

As previously announced by the company, effective February 1, 1998, the Nominating and Organization Affairs Committee (consisting of four non-employee directors whose names are set forth on page 6) recommended, and the board approved, increasing the number of directors by one, to a total of eleven, and electing James H. Keyes to the board. In compliance with the requirement contained in the company's Restated Certificate of Incorporation and in its Bylaws that the classes of directors be as near to equal in number as possible, Mr. Keyes was elected to the class of directors whose terms expire in 2000.

Mr. Critelli, Mr. Roth, and Mrs. Sewell were elected in 1996 to three-year terms expiring in 1999. Ms. Alvarado, Mr. Breslawsky, and Mr. Hugel were elected in 1995 to three-year terms expiring in 1998. As previously announced by the company, effective August 1, 1998, the Nominating and Organization Affairs Committee recommended, and the board approved, increasing the number of directors by one, and electing Ernie Green to the board. Mr. Green was elected to the class of directors whose terms expire in 1998.

Should you choose not to vote for a nominee, you may list on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal No. 1 for all other nominees or vote your shares by telephone as described on the proxy. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the board of directors, unless the size of the board is reduced.

Information about each nominee for director and each incumbent director, including the nominee's or incumbent's age as of February 28, 1998, is set forth below. Unless otherwise indicated, each nominee or incumbent has held his or her present position for at least five years.

                              NOMINEES FOR ELECTION
                  TO TERMS EXPIRING AT THE 2001 ANNUAL MEETING

LINDA G. ALVARADO, 46, president of Alvarado Construction, Inc., a Denver-based commercial and industrial general contractor. Director since 1992. (Also a director of Cyprus Amax Minerals Company and Engelhard Corp.)

MARC C. BRESLAWSKY, 55, president and chief operating officer, since 1996, of Pitney Bowes Inc. Formerly vice chairman of Pitney Bowes Inc., 1994-1996, and president of Pitney Bowes Office Systems, 1990-1994. Director since 1994. (Also a director of C. R. Bard, Inc. and United Illuminating Company.)

ERNIE GREEN, 59, president and chief executive officer of Ernie Green Industries, Inc., a manufacturer of automotive components. Director since 1997. (Also a director of Dayton Power & Light, Inc., Eaton Corporation, Fluor Daniel GTI and Gradall Industries, Inc.)

CHARLES E. HUGEL, 69, retired chairman and chief executive officer of Combustion Engineering, Inc., a company whose principal products are power generation and process equipment and systems. Director since 1987.

                            INCUMBENT DIRECTORS WHOSE
                     TERMS EXPIRE AT THE 1999 ANNUAL MEETING

MICHAEL J. CRITELLI, 49, chairman and chief executive officer, since 1997, of Pitney Bowes Inc. Formerly vice chairman and chief executive officer, 1996, and vice chairman, 1994-1996, of Pitney Bowes Inc.; president of Pitney Bowes Financial Services, 1993-1994; and vice president, secretary & general counsel and chief personnel officer of Pitney Bowes Inc., 1990-1993. Director since 1994.

MICHAEL I. ROTH, 52, chairman and chief executive officer, since 1994, of Mutual of New York. Formerly chairman, president and chief executive officer, 1993-1994, and president and chief operating officer, 1991-1993, with Mutual of New York. Director since 1995. (Also a director of Promus Hotel Corporation.)

PHYLLIS SHAPIRO SEWELL, 67, retired senior vice president of Federated Department Stores, Inc. Director since 1987. (Also a director of Lee Enterprises, Inc. and Sysco Corporation.)

                            INCUMBENT DIRECTORS WHOSE
                     TERMS EXPIRE AT THE 2000 ANNUAL MEETING

WILLIAM E. BUTLER, 66, retired chairman and chief executive officer (1991-1995) of Eaton Corporation, a manufacturer of engineered products serving the automotive, industrial, commercial, and military markets. Director since 1991. (Also a director of Applied Industrial Technologies, Inc., BorgWarner Automotive, Ferro Corporation, The Goodyear Tire and Rubber Co. and Zurn Industries, Inc.)

COLIN G. CAMPBELL, 62, president of Rockefeller Brothers Fund, a philanthropic organization. Director since 1977. (Also director of HSB Group, Sysco Corporation and Rockefeller Financial Services.)

JAMES H. KEYES, 57, chairman, president and chief executive officer, since 1993, of Johnson Controls, Inc., a supplier of automated building controls, and automotive seating, interiors and batteries. Formerly president and chief executive officer, 1988-1993, of Johnson Controls, Inc. Director since 1998. (Also a director of Firstar Corp., LSI Logic Corporation and Universal Foods Corporation.)

COMMITTEES OF THE BOARD OF DIRECTORS

The board met ten times in 1997 and each director attended at least 75 percent of the aggregate number of board meetings and meetings held by the board committees on which he or she served during 1997.

Members of the board serve on one or more of the six committees described below. Except for Mr. Critelli, who is a member of the Executive Committee, directors who are also employees of the company do not serve on board committees.

The AUDIT COMMITTEE, which met three times in 1997, monitors the financial reporting standards and practices of the company and the company's internal financial controls to ensure compliance with the policies and objectives established by the board of directors. To further the foregoing, the Audit Committee recommends to the board for stockholder approval an independent accounting firm to conduct the annual audit, and discusses with the company's independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the annual financial statements and independent accountants' report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and their fees. It also reviews the company's internal accounting controls and the scope and results of the company's internal auditing activities, and submits reports and proposals on these matters to the board. Members are Charles E. Hugel (Chairman), Linda G. Alvarado, Colin G. Campbell, and Michael I. Roth.

The CORPORATE RESPONSIBILITY COMMITTEE, which met three times in 1997, oversees the company's law and ethics compliance programs, and monitors the company's policies and programs concerning stockholders, customers, employees, government affairs, and the communities in which the company operates. The policies and programs that the committee monitors include employee relations, customer relations, investor relations, diversity initiatives, environmental protection, postal matters, community affairs, government relations, charitable contributions and product safety. Members are Linda G. Alvarado (Chairman), Ernie Green, James H. Keyes, David T. Kimball, and Phyllis Shapiro Sewell.

The EXECUTIVE COMMITTEE, which did not meet in 1997, can act, to the extent permitted by Delaware corporation law and the company's Restated Certificate of Incorporation and its Bylaws, on all matters concerning management of the business which may arise between scheduled board of directors meetings, unless otherwise limited by the committee's charter. Mr. Critelli (Chairman) is a member for the full twelve-month term; each of the non-employee directors serves a four-month term.

The EXECUTIVE COMPENSATION COMMITTEE, which met six times in 1997, oversees the company's executive compensation program, including establishing the company's executive compensation policies and undertaking an annual review of all components of compensation to ensure a direct relationship between achievement of company objectives and compensation incentives. The committee is also responsible for certain administrative aspects of the company's compensation plans (see "Executive Officer Compensation" beginning on page 10) and the 1996 Pitney Bowes Employee Stock Purchase Plan, and recommends changes in such plans. It also establishes performance targets, and grants, or recommends for grant, incentives in the forms permitted under the Pitney Bowes Key Employees' Incentive Plan, and grants, or recommends grants of, incentives under the Pitney Bowes 1991 Stock Plan ("1991 Plan"). Grants to long-term incentive eligible employees, as described on page 16, are recommended by the Executive Compensation Committee and approved by the independent directors of the board. Members are Phyllis Shapiro Sewell (Chairman), William E. Butler, and David T. Kimball.

The FINANCE COMMITTEE, which met five times in 1997, reviews the company's financial condition and evaluates significant financial policies, oversees the company's major retirement plans, advises management and recommends financial action to the board. The committee's duties include monitoring the company's current and projected financial condition and reviewing and approving major investment decisions. In 1997, the board approved the recommendation of the Nominating and Organization Affairs Committee to discontinue the Retirement

Advisory Committee of the board, and to reassign its key responsibilities to the Finance Committee. Accordingly, the Finance Committee's duties also include oversight of the financial operations of the company's major retirement, savings, and post-retirement benefit plans and retirement funds to ensure that qualified plan liabilities are adequately funded and plan assets are prudently managed. The committee recommends for approval by the board the establishment of new plans and any amendments that materially affect cost, benefit coverages, or liabilities of the major plans. Members are William E. Butler (Chairman), Colin
G. Campbell, Charles E. Hugel, and Michael I. Roth.

The NOMINATING AND ORGANIZATION AFFAIRS COMMITTEE, which met nine times in 1997, recommends nominees for election to the board of directors, recommends membership and duties of the board committees, reviews senior management's potential for growth, and, with the chief executive officer, is responsible for succession planning and ensuring management continuity. The committee reviews and evaluates the effectiveness of corporate administration and its governing documents. The committee will consider director nominations made by the company's stockholders. Stockholder recommendations must be in writing, addressed to the Chairman of the Nominating and Organization Affairs Committee, c/o Corporate Secretary of the company at the address set forth on the cover of this proxy statement, and should include a statement describing the qualifications and experience of the proposed candidate and the basis for nomination. Members are Colin G. Campbell (Chairman), William E. Butler, Charles
E. Hugel, and Phyllis Shapiro Sewell.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 13, 1998, the number of shares of common stock (rounded to the nearest whole number) held by each director, each nominee for director, each of the five executive officers named in the Summary Compensation Table (Table I) on page 11, and all directors and executive officers as a group (23 persons). The directors and executive officers as a group are beneficial owners of less than one percent of the aggregate shares of common stock and $2.12 preference stock.

Throughout this proxy statement, unless the context otherwise explicitly requires, all references to the common stock of the company or the value thereof shall give effect to the two-for-one stock split effected in the form of a stock dividend for stockholders of record as of December 29, 1997.

As of December 31, 1997, the only person or group known to the company to be the beneficial owner of more than five percent of any class of the company's voting securities is FMR Corp., as more fully described below. The following information is based solely upon Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission. More information about FMR's beneficial ownership of company shares may be obtained from its Schedule 13G.

FMR and its operating subsidiaries beneficially own, on a post-split basis, 43,448,306 shares (representing 15 percent) of the company's outstanding common stock, of which 39,701,700 shares are beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., and a registered investment advisor. FMR may be deemed to have sole dispositive power over shares held by the investment companies managed by Fidelity, but voting power over such shares rests with each fund's board of directors. Edward C. Johnson, 3d and members of his family may be deemed to control FMR. Fidelity Management Trust Company, a bank, Fidelity International Limited and various other foreign-based operating subsidiaries beneficially owned 3,698,006, and 48,600 shares, respectively. FMR Corp. has an office at 82 Devonshire Street, Boston, MA 02109-3614.

                               SECURITY OWNERSHIP

------------------------------------------------------------------------------------------------------------------
                                                                                     SHARES              OPTIONS
                                                                                    DEEMED TO          EXERCISABLE
          TITLE OF                                                               BE BENEFICIALLY         WITHIN
      CLASS OF STOCK                  NAME OF BENEFICIAL OWNER                    OWNED (A) (B)        60 DAYS (C)
      --------------             -----------------------------------             ---------------       -----------
         Common            Linda G. Alvarado                                            7,550                 --
         Common            William E. Butler                                            9,375                 --
         Common            Colin G. Campbell                                           11,000                 --
         Common            Ernie Green                                                  2,120                 --
         Common            Charles E. Hugel                                             8,200                 --
         Common            James H. Keyes                                               1,000                 --
         Common            David T. Kimball                                            49,200                 --
         Common            Michael I. Roth                                              8,200                 --
         Common            Phyllis Shapiro Sewell                                      14,200                 --
         Common            Marc C. Breslawsky                                         201,888            311,398
         Common            Michael J. Critelli                                        177,468            106,214
         Common            Matthew S. Kissner                                           5,800             12,167
         Common            John N.D. Moody                                             40,443             91,716
         Common            Murray L. Reichenstein                                       2,400             22,750
         -------           -----------------------------------                        -------            -------
         COMMON            ALL EXECUTIVE OFFICERS AND DIRECTORS                       604,917            780,706
                           AS A GROUP (23)

--------------
      (a) Some of the holdings shown include shares required to be reported as beneficially owned by the directors or executive officers even though beneficial ownership of certain of those shares has been disclaimed. The number of common shares so reported are 2,400 in the case of Mr. Campbell, 3,000 in the case of Mr. Kimball, 500 in the case of Mr. Breslawsky and 7,608 in the case of all executive officers and directors as a group.

      (b) The shares beneficially owned by any director or executive officer, or by all directors and executive officers as a group, represent in each case less than one percent of the class.

      (c) The executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of the record date for the annual meeting (March 13, 1998) by exercising outstanding stock options.

-------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and persons who are considered "officers" of the company for purposes of Section 16 of the Securities Exchange Act of 1934 and greater than ten percent stockholders ("Reporting Persons") are required to file forms with the Securities and Exchange Commission to report their holdings of and transactions in the company's securities and to furnish the company with copies of such forms. It is generally the practice of the company to file such forms on behalf of its Reporting Persons who are directors or officers. Based solely upon a review of such forms filed with the company, the company believes that all such forms have been timely filed, except that a Form 4 was not timely filed relating to a purchase of 520 shares (on a pre-split basis) of Pitney Bowes common stock as well as the reinvestment by a brokerage firm of three quarterly dividends in an aggregate 30.878 shares made on behalf of William E. Butler, a director.

DIRECTORS' COMPENSATION

DIRECTORS' FEES. In 1997, each non-employee director received a fee of $30,000 per year and $1,100 for each board and committee meeting attended, with committee chairpersons receiving an additional $400 for each committee meeting that they chaired. Directors who are also employees of the company receive no additional compensation for serving as a director of the company. Directors were also reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

DIRECTORS' STOCK PLAN. Under the Directors' Stock Plan, amended and restated as of May 1997, each non-employee director receives 1,400 shares of restricted stock (on a post-split basis). Accordingly, over 50 percent of the directors' overall compensation currently is comprised of Pitney Bowes common stock. The shares carry full voting and dividend rights but may not be transferred or alienated until the later of (1) termination of service as a director, or, if earlier, the date of a change of control, or (2) the expiration of the six-month period following the grant of such shares. Since the approval of the Directors' Stock Plan by stockholders in 1991, the common stock of the company has twice undergone a two-for-one split, in 1992 and 1997, respectively. In addition, the annual grant was increased in 1997 in connection with the discontinuation of the Directors' Retirement Plan, as described below. The share numbers given in this section have been adjusted to reflect the 1997 two-for-one stock split.

On May 12, 1997, an aggregate of 9,800 restricted shares was awarded, with each of the seven non-employee directors then serving receiving 1,400 shares of restricted common stock. Upon the effective date of their respective elections to the board of directors, each of Messrs. Green and Keyes received a grant of restricted stock prorated to reflect the number of months of his service as a director for the twelve-month period ending May 11, 1998. Mr. Green was granted 1,100 shares of restricted common stock as of August 1, 1997, and Mr. Keyes was granted 400 shares as of February 2, 1998. Ownership of shares granted under the Directors' Stock Plan is reflected in the table on page 7 showing security ownership of executive officers and directors.

DIRECTORS' DEFERRED INCENTIVE SAVINGS PLAN. The company maintains a Directors' Deferred Incentive Savings Plan under which directors may defer the cash portion of their compensation and receive a return based upon any combination of several publicly sponsored mutual funds, a treasury bill-based rate of return, or a return based upon options to purchase common stock of the company. The number of options granted (representing the return on the deferred amount) is calculated by dividing the cash amount deferred by the individual director by the fair market value of the shares on the date of the option grant, and multiplying that quotient by two.

DIRECTORS' RETIREMENT PLAN. The company's Directors' Retirement Plan was discontinued and benefits previously earned by directors were frozen as of May 12, 1997. Under this plan, there is no benefit paid to a director who served for less than five years as of May 12, 1997. A director who has met the five-year minimum vesting requirement as of May 12, 1997 will receive an annual retirement benefit calculated as 50 percent of the director's retainer in effect at the time of such director's retirement, and a director with more than five years of service at retirement will receive an additional 10 percent of such retainer for each year of service over five, to a maximum of 100 percent of such retainer for ten or more years of service. The annual retainer fee in effect as of May 12, 1997 was $30,000. The annual retirement benefit is paid for life to a director who (i) leaves the board at or after age 60, or (ii) leaves the board prior to age 60 but defers commencement of receipt of benefits until age 60. A director who leaves the board and who elects receipt of benefits before age 60 will receive the annual retirement benefit only during a period equal to the number of years that the director had served on the board as of May 12, 1997. Individuals who are eligible for pension benefits as prior employees of the company are not eligible under the Directors' Retirement Plan. In connection with the discontinuation of the Directors' Retirement Plan, the annual grant of restricted stock under the Directors' Stock Plan was increased from 800 shares to 1,400 shares (as adjusted to reflect the 1997 two-for-one stock split).

STOCK PERFORMANCE GRAPH

The following line graph compares the cumulative total return on an investment in the company's common stock over the five-year period ending December 31, 1997, with that of (i) the Standard & Poor's ("S&P(R)") 500 Composite Index,
(ii) a combination of the companies included in the S&P Office Equipment and Supplies Index and the S&P Computers (Hardware) Index, and (iii) a combination of the companies included in a company-constructed industry peer group (the "Peer Group") at December 31, 1997, over the same five-year period.

The company believes that it is more appropriate to compare its total returns to the Peer Group than to the combination of the companies included in the S&P Office Equipment and Supplies and S&P Computers (Hardware) indices because of the greater overlap of competitive markets and technologies of the Peer Group with the company's office equipment and business services operations.

The Peer Group is comprised of the following companies: Bell & Howell, Danka Business Systems (ADR), Harris Corporation, Ikon Office Solutions, Moore Corporation Ltd. and Xerox Corporation. Total return for the group is based on market capitalization, weighted for each year. It is the company's intent to use the Peer Group as its sole industry index comparison in the future.

As with the Peer Group, the S&P 500 Composite Index and the index that reflects the combined returns of companies in the S&P Office Equipment and Supplies and the S&P Computers (Hardware) indices are market-value weighted indices. All information shown below is based upon data provided to the company by three separate independent organizations, all of which have been licensed by Standard & Poor's Corporation to use its official total return calculation.

The graph shows that on a total return basis, assuming reinvestment of all dividends, $100 invested in the company's common stock on December 31, 1992 would have grown to $256 by December 31, 1997. By comparison, $100 invested in the S&P 500 Composite Index would have grown to $252 by December 31, 1997. Additionally, $100 invested in the index that reflects the combined returns of companies in the S&P Office Equipment and Supplies and the S&P Computers (Hardware) indices would have been worth $386 on December 31, 1997. An investment of $100 in the Peer Group on December 31, 1992 would have been worth $253 on December 31, 1997.


                                    [GRAPH]

                       STOCK PERFORMANCE OF
                     $100 (DECEMBER '92) WITH
                         REINVESTMENT OF
                            DIVIDENDS

                                    S&P Equity/
        Pitney Bowes      S&P       Comp (Hdwr.)     Peer Group
        ------------      ---       ------------    -----------
1992         100          100           100             100
1993         106          110           108             121
1994          84          112           136             124
1995         128          153           193             176
1996         153          189           264             205
1997         256          252           386             253

EXECUTIVE OFFICER COMPENSATION

The Executive Compensation Committee (the "Committee"), which is composed of three independent (non-employee) directors, oversees the company's executive compensation programs and establishes its executive compensation policies. (A description of the Committee's duties appears on page 5.) The Committee reports to all of the independent directors of the board (the "Independent Directors") on executive compensation and makes recommendations to the Independent Directors regarding specific executive officer compensation matters with respect to which the Independent Directors have final approval. (See "Report on Executive Compensation by the Independent Directors" beginning on page 14.)

SUMMARY COMPENSATION TABLE. The following table (Table I) shows all compensation paid or granted, during or with respect to the 1997 fiscal year and the two previous fiscal years, to the chief executive officer and to the four other highest paid executive officers for services rendered to the company and its subsidiaries during 1997. (Persons in this group are referred to herein individually as a "Named Executive Officer" and collectively as the "Named Executive Officers," and the titles listed are the titles held as of the end of the 1997 fiscal year.)

                                     TABLE I
                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                                                                                           LONG-TERM
                                                         ANNUAL COMPENSATION             COMPENSATION
                                                  --------------------------------     -----------------
                                                                                      GRANTS     PAYOUTS
                                                                                      ------    --------
                                                                                                LONG-TERM
                                                                                                INCENTIVE
                                                               PBC     OTHER ANNUAL               PLAN      ALL OTHER
                                                  SALARY    INCENTIVE  COMPENSATION    STOCK     PAYOUTS  COMPENSATION
                                                    ($)        ($)          ($)       OPTIONS    ($)(1)      ($)(2)
       NAME AND PRINCIPAL POSITION        YEAR     (000)      (000)        (000)        (#)       (000)       (000)
    ---------------------------------     ----   ---------  --------   -------------  -------  ----------  -----------

 Michael J. Critelli...................    97      693.8    1,100.0         __        120,000   1,093.8       32.1
 Chairman and Chief Executive              96      592.7      730.0         __         60,000     881.3        3.8
 Officer                                   95      500.0      550.0         __         31,300     328.1        3.8

 Marc C. Breslawsky....................    97      645.8      850.0         __        110,000   1,093.8       28.5
 President and Chief Operating             96      577.1      710.0         __         60,000     881.3        3.8
 Officer                                   95      500.0      550.0         __         31,300     514.2        7.9

 John N.D. Moody.......................    97      372.2      400.0         __         36,000     520.0       32.1
 President, U.S. Mailing Systems           96      341.0      285.0         __         12,000     367.1        3.8
                                           95      325.7      228.0         __          9,900     202.7        3.8

 Murray L. Reichenstein................    97      400.0      290.0         __         36,000       -0-        -0-
 Vice President and Chief                  96      100.0       65.0         __         26,000       -0-        -0-
 Financial Officer                         95         __         __         __             __        __         __

 Matthew S. Kissner....................    97      305.6      320.0         __         36,000       -0-       19.9
 President, Pitney Bowes Financial         96      234.1      168.6         __          8,000       -0-        -0-
 Services                                  95      210.8      143.4         __          5,500       -0-        -0-


-----------

  (1) The value shown for 1997 is the aggregate of the value of the payout of Cash Incentive Units ("CIUs") and the December 31, 1997 market value of restricted stock granted on February 13, 1995, for all Named Executive Officers. Payout under the CIUs was based on the magnitude of achievement against the financial performance criteria over the three-year period ending December 31, 1997. (See footnote 1 to Table IV on page 14.) The restrictions on the stock were released due to the attainment of the three-year performance objectives. Restricted stock granted under the Pitney Bowes 1991 Stock Plan is subject to forfeiture if certain minimum earnings per share performance criteria are not achieved over a three-year period or if the individual is not employed with the company on the specified determination date. If the threshold level of growth is achieved, 50 percent of the restricted stock will be released. If the target level is achieved or exceeded, 100 percent of the restricted stock will be released. A prorated amount will be released for achievement between the threshold and the target level of growth.

      The aggregate number and fair market value of the shares of restricted stock held by the Named Executive Officers as of December 31, 1997 (exclusive of shares that were released to the Named Executive Officers after such date), are as follows: Mr. Critelli, 12,000 shares ($539,625); Mr. Breslawsky, 12,000 shares ($539,625); Mr. Moody, 4,000 shares ($179,875); Mr. Reichenstein, 2,400 shares ($107,925); and Mr. Kissner, 2,600 shares ($116,919). (Market value is calculated at $44.96875 per share, the market price of the common stock at the close on December 31, 1997.) Individuals granted restricted stock in 1996 have voting rights and receive dividends with respect to the stock during the restricted period.

  (2) For Messrs. Critelli, Breslawsky, Moody and Kissner, includes amounts contributed to the Pitney Bowes Deferred Investment Plan (a tax-qualified plan under Section 401(k) of the Internal Revenue Code) and, for 1997, also includes an allowance in the amount of $27,548, $23,875, $27,548, and $15,140, respectively, for financial counselling, including income taxes payable with respect to such allowance.

--------------------------------------------------------------------------------

Shown in Table II below is information regarding options granted in 1997 to the Named Executive Officers.

--------------------------------------------------------------------------------

                                    TABLE II
                           STOCK OPTION GRANTS IN 1997

                                                                                                  NET POTENTIAL
                                                                                               REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES
                                                   PERCENTAGE OF                                 OF STOCK PRICE
                                          OPTIONS  TOTAL OPTIONS                                 APPRECIATION FOR
                                          GRANTED  GRANTED TO   EXERCISE OR                     OPTION TERM (2)

                                                                                               -------------------

                                          IN 1997    EMPLOYEES   BASE PRICE                     5% ($)     10% ($)
                     NAME                   (#)       IN 1997   ($/SHARE)(1) EXPIRATION DATE     (000)      (000)
      -----------------------------       -------    ---------   ----------   -------------    --------    -------

      Michael J. Critelli..............  120,000        7.08%      29.31250    Feb. 9, 2007     2,212.2     5,606.0
      Marc C. Breslawsky...............  110,000        6.49%      29.31250    Feb. 9, 2007     2,027.9     5,138.8
      John N.D. Moody..................   36,000        2.12%      29.31250    Feb. 9, 2007       663.7     1,681.8
      Murray L. Reichenstein...........   36,000        2.12%      29.31250    Feb. 9, 2007       663.7     1,681.8
      Matthew S. Kissner...............   23,000        1.36%      29.31250    Feb. 9, 2007       424.0     1,074.5
                                          13,000         .77%      35.90625    June 8, 2007       293.6       743.9



----------------
      (1) The exercise price equals the market price of a share of the company's common stock on the date of grant adjusted to reflect the 1997 two-for-one stock split. These options become exercisable in installments over a three-year period: one-third after the first year, an additional one-third after the second year, and the remaining one-third after the third year.

      (2) The 5 and 10 percent growth rates, which are specified by the Securities and Exchange Commission, illustrate that the potential future value of the options to the Named Executive Officer is linked directly to the future growth of the price of the company's common stock. Because the exercise price for options granted equaled the market price of the common stock on the date of grant, no gain to the Named Executive Officer is possible without an increase in the stock price, which would benefit the company's stockholders as a whole. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth; the actual value, if any, that may be realized by any Named Executive Officer will depend on the market price of the common stock on the date of exercise.

--------------------------------------------------------------------------------

Shown in Table III below is information regarding the exercise of options in 1997 by the Named Executive Officers and information regarding their total outstanding options as of December 31, 1997.

--------------------------------------------------------------------------------

                                    TABLE III
            OPTIONS EXERCISED IN 1997 AND 1997 YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                     SHARES                     SECURITIES UNDERLYING            NET VALUE OF
                                    ACQUIRED       NET VALUE     UNEXERCISED OPTIONS       UNEXERCISED IN-THE-MONEY
                                   ON EXERCISE     REALIZED      AT YEAR-END (#) (1)      OPTIONS AT YEAR-END ($) (2)
                                                              ------------------------     -------------------------
                NAME                   (#)            ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
       ----------------------      ----------      --------   ----------   ------------    ---------    ------------
      Michael J. Critelli             13,100        230,058      93,504       170,436       2,479,312     2,991,649
                                       5,160*       122,178
      Marc C. Breslawsky              40,000      1,011,874     274,164       160,436       8,172,096     2,835,087
      John N.D. Moody                    ___            ___      77,616        47,300       2,353,862       819,644
      Murray L. Reichenstein             ___            ___      10,750        51,250         192,492       836,695
      Matthew S. Kissner               6,332*        85,742           1        43,167              20       638,262



--------------
      *    Result of the exercise of ISO.

      (1) These columns show the aggregate totals of options granted during the period 1988 through 1997. The number of shares subject to the options has been adjusted to reflect the two-for-one stock splits effected in 1992 and 1997. All options granted prior to 1993 become exercisable in installments over a three-year period, 25 percent after the first year, an additional 25 percent after the second year, and the remaining 50 percent after the third year; and options granted during and after 1993 become exercisable one-third after the first year, an additional one-third after the second year, and the remaining one-third after the third year.

      (2) These values are based on $44.96875 per share, the market price of a share of common stock as of December 31, 1997, net of exercise prices, which range from $11.14065 to $29.3125 per share (adjusted to reflect the 1992 and 1997 stock splits). In all cases, the exercise price equaled the market price of a share at the date of grant.

--------------------------------------------------------------------------------

Table IV, which follows, shows detailed information regarding long-term incentives other than options granted under the Pitney Bowes Key Employees' Incentive Plan ("KEIP") in 1997. Long-term incentives are contingent upon the attainment of one or more specified performance objectives. The company is obligated, under the terms of these incentives, to make the specified payments, if any, only to the extent that the stated performance objectives are achieved. In 1997, a committee of the board of directors, consisting solely of all non-employee directors, granted Cash Incentive Units ("CIUs"), as long-term incentives. CIUs represent a defeasible right to receive cash, the receipt and amount of which are contingent upon the extent to which specified performance objectives are attained during the related three-year period. No grants of restricted stock were made in 1997.

--------------------------------------------------------------------------------

                                    TABLE IV
                         1997 LONG-TERM INCENTIVE GRANTS

                                                PERFORMANCE OR OTHER            ESTIMATED FUTURE PAYOUTS
                                                                       -------------------------------------------
                                 NUMBER OF          PERIOD UNTIL      THRESHOLD          TARGET            MAXIMUM
                                                                     -----------     --------------      ----------
                              CASH INCENTIVE        MATURATION OR      CIU ($)           CIU ($)           CIU ($)
          NAME                   UNITS (1)           PAYOUT (1)         (000)             (000)             (000)
  -----------------------        --------         -----------------     -----            -------           -------
  Michael J. Critelli.......      600,000       December 31, 1999         0                600             1,200
  Marc C. Breslawsky........      550,000       December 31, 1999         0                550             1,100
  John N.D. Moody...........      235,000       December 31, 1999         0                235               470
  Murray L. Reichenstein....      250,000       December 31, 1999         0                250               500
  Matthew S. Kissner........      225,000       December 31, 1999         0                225               450

--------------
  (1) CIUs granted under the KEIP represent a defeasible right to receive cash payments if certain earnings per share and return on stockholders' equity performance criteria are achieved over the three-year period ending December 31, 1999. CIUs that will mature on December 31, 1999 will pay $0/CIU if the threshold levels are not exceeded. The CIUs will have a value of $.0075 to $2.00 per unit if the earnings per share and return on stockholders' equity performance criteria are met, depending on the actual magnitude of achievement.

--------------------------------------------------------------------------------

REPORT ON EXECUTIVE COMPENSATION BY THE INDEPENDENT DIRECTORS

INTRODUCTION

The executive compensation policies and programs of the company are the responsibility of the Executive Compensation Committee (the "Committee"), which consists of three independent directors. The Committee, in turn, recommends certain policies, programs and specific actions to all of the independent directors of the board (the "Independent Directors") for final approval.

The Committee reviews and recommends to the Independent Directors the compensation of the most highly compensated executives (approximately 0.1 percent of the total employees in the company, referred to herein as "Key Executives"), including the compensation of the Named Executive Officers presented in the preceding compensation tables (see Tables I through IV on pages 11 to 14 above). It also establishes the policies for and reviews incentive awards and stock options granted to executives who comprise approximately 1 percent of the total employees of the company (referred to herein as "Executives").

The company's executive compensation program has been designed with four main objectives:

(1) provide total compensation which is competitive when compared to various markets in which the company competes for executive talent; (2) place a portion of annual compensation at risk subject to performance against objectives; (3) divide total compensation between annual and long-term components with a significant long-term performance related component; and (4) align annual and long-term compensation with stockholder interests.

For 1997, the Committee considered all features of the executive compensation program and determined that the individual components in the aggregate continue to meet the objectives of the program. This review included consideration and discussion of material prepared by the company's primary executive compensation consulting firm and other such firms, and covered in detail the competitiveness of base salary, total annual compensation, total long-term compensation, and executive benefits and perquisites. The company's compensation program was compared to that of companies deemed to be in its industry group, including some of the companies in the S&P 500, the S&P Office Equipment and Supplies, and the S&P Computers (Hardware) indices and the Peer Group referenced in the performance graph shown on page 9. The company's compensation program was also compared to that of high performance companies of similar or larger revenue size, in different lines of business, and in different geographical areas because the Committee believes that the competing marketplace for executive talent is a larger universe of companies than those in the company's industry group.

During 1997, several new elements were added to the overall compensation program. Beginning in 1997, the company implemented a Stock Ownership Policy which requires certain members of senior management to own a significant amount of company stock. Over a five-year period, covered executives must purchase and hold a sufficient number of shares of company stock so as to own shares of value equal to or exceeding a pre-established multiple of their respective base salaries. The company's executive compensation program has become more complex, given the elimination of ongoing restricted stock awards, larger stock option grants, implementation of the Stock Ownership Policy and a deferred compensation program, as well as significant changes in the pension and 401(k) savings plans. Therefore, Key Executives who participate in the company's long-term incentive program and receive Cash Incentive Units ("CIUs") are now eligible for company-reimbursed financial counseling designed in part to assure that participants make best use of the various choices available under complex incentive and benefit arrangements. At the same time, to bring the company's executive compensation program in line with competitive practice, certain executive officers now receive a monthly automobile allowance.

ANNUAL COMPENSATION

BASE SALARY. In general, the company establishes base pay for Executives at levels that it believes to be, in the aggregate, comparable to base pay at competitor companies. The determination of an individual Named Executive Officer's base pay is based on his level of experience, individual performance against annually established financial and non-financial unit and individual objectives and competitive market rates for similar positions.

As of February 1, 1997, Mr. Critelli's annual base salary was increased from $625,000 to $700,000, a 12 percent increase. This increase was recommended by the Committee following review and discussion of competitive compensation data for CEO positions, Mr. Critelli's expanded level of responsibilities, which, as of January 1, 1997 included the position of Chairman, his then current base salary, and recognition of Mr. Critelli's highly successful 1996 accomplishments against various corporate objectives.

PERFORMANCE BASED COMPENSATION INCENTIVE. All Executives, including the Named Executive Officers, are eligible for Performance Based Compensation ("PBC") Incentives for achieving specific, significant, annual company, business unit and/or individual objectives. PBC Incentives for Executives are expressed as a percentage of base salary ranging from 0% to two times a pre-established target award.

For performance which meets objectives established at the beginning of the year, PBC Incentives are paid at target percentage amounts; maximum amounts are paid for performance which is exceptional; reduced amounts may be paid for acceptable performance; and no amount is paid for performance that is unsatisfactory. The consideration of the recommended PBC Incentives follows a detailed discussion of the company's and the individual's performance for that year against objectives which were established at the beginning of that fiscal year.

For 1997, the Independent Directors determined that Mr. Critelli's performance was significant against several objectives of short-term and long-term significance that had been established by the Independent Directors at the beginning of the year. As a result of its review of all relevant factors of company achievements and competitive incentive award levels for similar positions, the Committee determined to pay Mr. Critelli $1,100,000 as a PBC Incentive for his 1997 performance. This represented a 50.7 percent increase over his 1996 PBC Incentive. The increase for 1997 reflects the added responsibilities of Chairman, effective January 1, 1997, as well as the high level of individual and company performance.

LONG-TERM INCENTIVES

With the elimination by the Independent Directors of restricted stock awards as an ongoing element of the long-term incentive program and their decision to replace them with additional stock options, the company now generally utilizes two types of long-term incentives: CIUs and stock options. The Committee used these performance-driven components to link executive compensation to internal company performance and to external market performance of the company's stock price.

The potential value of CIUs is contingent upon the attainment of one or more specified long-term financial performance objectives, such as earnings per share and return on stockholder equity. Amounts are paid, or rights given, only to the extent, if any, that challenging pre-established performance objectives are achieved. CIUs are granted only to Key Executives. The potential future value of stock options, which are granted to Executives with an exercise price equal to the market price of the stock on the date of grant, is dependent solely upon the future increase in the price of the company's stock.

CASH INCENTIVE UNITS. The amount paid in satisfaction of CIUs is linked to the attainment of certain earnings-per-share growth and rates of return on stockholder equity over a three-year period.

If the company's performance on the two financial measures equals the pre-established growth rate objectives, CIUs pay at a rate of $1.00 per CIU. For performance below the growth rate targets, the CIUs pay at a proportionate rate per CIU, and payment decreases to zero if the performance is equal to or less than an earnings per share growth rate threshold. Payment reaches a maximum payout of $2.00 per CIU when the performance equals or exceeds a maximum growth rate objective.

In 1997, Mr. Critelli was granted 600,000 CIUs which are subject to the attainment of cumulative earnings per share and return on stockholder equity objectives to be measured over the three-year performance period ending December 31, 1999.

For the three-year performance period ending on December 31, 1997, the payout of previously granted CIUs was at the maximum value for all participants because the maximum financial growth rate objectives established in 1995 were exceeded.

STOCK-BASED INCENTIVES

RESTRICTED STOCK. Restricted stock granted in 1996 for the 1996-1998 performance period remains subject to both a financial performance and a tenure requirement. The restrictions on the shares will be released, in total or in part, only if the executive is still employed by the company at the end of the performance period and if the performance objective of growth in compound earnings per share over the applicable three-year period has been achieved. These 1996 awards are the only outstanding restricted stock awards granted under the 1991 Stock Plan.

For the three-year performance period ending on December 31, 1997, the restrictions on all 12,500 shares granted to Mr. Critelli on February 13, 1995 were released, as the Independent Directors determined that the performance objective had been exceeded.

STOCK OPTIONS. The level of stock option grants is established by taking into consideration the competitive level of option grants for comparably situated executives. The exercise price of options granted by the company has always been equal to 100 percent of the market price of the company's common stock on the date of grant; options have a ten-year exercise period, but typically only become exercisable in installments during the first three years following their grant.

In determining the number of options to be granted to Mr. Critelli (120,000 in 1997), the Independent Directors considered the number of stock options then held by Mr. Critelli and determined that the number of options to be granted for 1997 represented an appropriate component of Mr. Critelli's total compensation package for 1997.

DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162 (M)

Publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies for an exception as "performance-based compensation." The company believes it has complied, and in the future generally intends to comply with the requirements for full deductibility wherever possible. The company will, however, weigh the benefits of compliance with Section 162(m) against the burdens thereof, and reserves the right to pay compensation that may not be fully deductible if it determines that it is in the company's best interest to do so. In this regard, it is the company's expectation that compensation under applicable incentive programs will normally be performance-based compensation and thus qualify for deductibility under Section 162(m).

     Linda G. Alvarado          James H. Keyes
     William E. Butler          David T. Kimball
     Colin G. Campbell          Michael I. Roth
     Ernie Green                Phyllis Shapiro Sewell
     Charles E. Hugel

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

The Pitney Bowes Severance Plan, Senior Executive Severance Policy, and incentive plans, as described below, provide for a period of continued income and continued benefit under grants made pursuant to the incentive plans (see "Executive Officer Compensation" beginning on page 10) to employees who are terminated by certain actions of the company. These terms are also intended to encourage all employees, including the Named Executive Officers, to continue to carry out their duties in the event of the possibility of a Change of Control. "Change of Control" is defined in the Severance Plan, Senior Executive Severance Policy, and in the incentive plans as the acquisition of 20 percent of the company's common stock or 20 percent or more of the combined voting power of all voting securities by an individual, entity or group, or a change of more than a majority of the board other than by approval of the then-current board, or approval by the stockholders of a reorganization, merger, or dissolution of the company.

The Pitney Bowes Severance Plan dated December 12, 1988, as amended, provides for the payment of severance to employees, including the Named Executive Officers, whose employment with the company or any of its United States subsidiaries is terminated under certain circumstances (exclusive of a Change of Control). Severance will consist of a minimum of one week of pay for each full year of service (a fraction thereof for a partial year of service), with a minimum of two weeks' pay, and a maximum of two years' pay. The Severance Plan also provides that employees (exclusive of executives covered under the Senior Executive Severance Policy) whose employment is terminated or whose position, authority, pay or benefits are diminished within two years after a Change of Control will be entitled to severance pay on the basis of their position levels and seniority.

The Senior Executive Severance Policy, which was adopted by the board of directors in December, 1995, provides for the payment of severance to certain senior executive employees, including the Named Executive Officers, whose employment with the company is terminated within two years after a Change of Control. The Senior Executive Severance Policy provides that a covered employee whose employment is terminated, whose position, authority, pay or benefits are diminished or who is relocated within two years after a Change of Control, or who voluntarily terminates employment during the 30-day period immediately following the first anniversary of the date of the Change of Control, will be entitled to, among other things, severance pay in an amount equal to two times the sum of the employee's annual base salary and highest annual PBC Incentive received in any of the three years preceding termination, and the continuation of certain welfare benefits for up to two years following termination of employment.

The 1979 Pitney Bowes Stock Option Plan and the 1991 Plan each provide that, in the event of a Change of Control, outstanding options granted under the plans to any employee will become immediately and fully exercisable. The 1991 Plan also provides that, in the event of a Change of Control, other outstanding stock-based incentives granted pursuant to the plan will become fully vested, with all performance objectives deemed fully satisfied except for transfer restrictions required for exempt treatment under Section 16 of the Securities Exchange Act of 1934, as amended, or any other applicable law.

Also, the KEIP provides that in the event of a Change of Control, Executives, including the Named

Executive Officers, will have a vested right to PBC Incentives with respect to the year in which such Change of Control occurs and to CIUs which are then outstanding (for Key Executives) (in amounts to be determined by the Independent Directors as specified in the plan on the basis of relevant past performance of the individual executive, of his or her division and of Pitney Bowes, as applicable). Such PBC Incentives and CIU payments would be made shortly after the Change of Control, discounted to present value at the prime rate as established by Chase Manhattan Bank, N.A. then in effect.

If any of these benefits, either alone or together with any other payments or benefits provided to covered senior executive employees, including a Named Executive Officer, would constitute an "excess parachute payment" subject to the 20 percent excise tax under certain provisions of the Internal Revenue Code, the Senior Executive Severance Policy provides that an additional payment would be made to each affected covered employee so that such excise tax is reimbursed on a net after-tax basis.

PENSION BENEFITS

Effective September 1,1997, the company revised the Pension Plan such that the benefit payable under the Pension Plan is no longer a function solely of years of service and final average earnings. Under the revised formula, employees receive annual credits of a percentage of their earnings. The annual percentage ranges from 2% to 10% and increases as the sum of age and years of service increases. "Earnings" for purposes of the plan, means the average of the five highest consecutive annual pay amounts during a participant's service with the company.

In connection with the adoption of revisions to the Pension Plan, various participants, including certain of the Named Executive Officers, will be eligible for certain "grandfather" and transition provisions that are intended to avoid undue impairment of any participant's pension as a result of the new formula. Certain long-service participants may be entitled to receive their benefit computed under the old formula, if greater than that computed under the new formula.

The annual pension benefits to which each of the Named Executive Officers would be entitled had he retired on December 31, 1997 (disregarding any limitation on vesting) expressed as a life annuity beginning at age 65 is as follows: Mr.
Critelli: $247,176; Mr. Breslawsky: $274,545; Mr. Moody: $197,760; Mr.
Reichenstein: $3,589; and Mr. Kissner: $18,528.

APPROVAL OF APPOINTMENT OF PITNEY BOWES' INDEPENDENT ACCOUNTANTS

The Audit Committee of the board has recommended, and the board has approved for vote by stockholders, the continuation of Price Waterhouse LLP as the independent accountants for Pitney Bowes for 1998.

Price Waterhouse LLP has served in this capacity continuously since 1934. Price Waterhouse LLP has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries. Representatives of Price Waterhouse LLP will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.

AMENDMENT TO THE 1991 STOCK PLAN

INTRODUCTION

At the annual meeting, the company's stockholders will be requested to consider and act upon a proposal to amend Section 4 of the Pitney Bowes 1991 Stock Plan (the "Plan"). The amendment provides for the authorization of an additional 18 million shares available for issuance under and in accordance with the terms of the Plan.

On February 9, 1998, the board of directors adopted the proposed amendment to the Plan, subject to approval by the company's stockholders. The purpose of the amendment is to authorize sufficient shares for issuance under the Plan to meet the needs of the company's executive compensation program for a period of approximately five years. The board of directors believes that the proposed amendment is desirable since it will serve to pro-mote the company's interests and those of its stockholders by strengthening the company's ability to attract and retain employees who can make substantial contributions to the success of the company. The operation of the Plan will also facilitate equity ownership of the company by its officers, key management, and other employees, thereby providing them with a direct personal interest in the company's continued success and progress, and in the market price of its stock.

If the proposed amendment to the Plan is approved by stockholders, the board of directors intends, with respect to future grants, to utilize the remaining shares previously authorized in respect of the Plan for future grants before utilizing the additional shares recommended for approval at the 1998 annual meeting.

The board of directors recommends a vote FOR approval of the proposed amendment to the Plan.

DESCRIPTION

Set forth below is a summary of certain important features of the Plan and the proposed amendment thereto. This description is qualified in its entirety by reference to the complete text of the Plan, including the proposed amendment, which is set forth as Annex 1 to this proxy statement and entitled "The Pitney Bowes Amended and Restated 1991 Stock Plan."

PLAN PROVISIONS

The Plan provides that it shall be administered by a committee of members of the board of directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or such other committee designated by the board of directors to administer the Plan (the "Committee"). Employees of the company and its affiliates are eligible for grants under the Plan. Such grants may consist of stock options, restricted stock, restricted stock units, dividend equivalents, or other stock-based grants, on terms and conditions determined by the Committee, including such terms and conditions as the number of shares subject to the grant, and the exercise price (if applicable), vesting schedule, and forfeiture provisions of the grant. The exercise price of any option may not be less than 100% of the fair market value of the underlying stock on the date of grant. Grants under the Plan have generally taken the form of stock options and restricted stock.

Awards of restricted stock must bear a restriction of a minimum of three years if a tenure requirement is the sole restriction for earning the award. If performance goals are required to be met to earn the award, the restriction period must be for a minimum of one year. Only 30% of the total shares authorized under the Plan are issuable in the form of restricted stock awards. The Committee is not permitted to waive performance conditions applicable in stock or stock-based awards, either by shortening performance periods, repricing stock options previously issued (except in the case of authorized adjustments for extraordinary corporate events and except in the case of death, disability or retirement of the participant), or taking other such actions.

The total number of shares authorized for issuance pursuant to the Plan was set at 3,200,000 in 1991, when it was approved by stockholders; as of December 31, 1997, 6,177,308 shares remained available for grants of new awards under the Plan (after adjustment for the stock splits that occurred in 1992 and 1997, respectively).

NEW PLAN BENEFITS

It cannot be determined at this time what grants, if any, will be made to any person or group of persons under the Plan if the amendment is approved by stockholders. If the amendment had been in effect for the last fiscal year, the amount of grants under the Plan would not have differed from the grants actually made.

VOTE REQUIRED

Approval of the amendment to the 1991 Plan requires the affirmative vote of a majority of votes cast by the holders of common stock and $2.12 preference stock of the company present or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT. YOUR EXECUTED PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

STOCKHOLDER PROPOSAL RELATING
TO CERES PRINCIPLES

The company has been informed that Progressive Securities Investment Management, 200 First Avenue West, Suite 204, Seattle, Washington 98119, on behalf of its clients, Ogden and Marjorie Kellogg, owners of 500 shares (on a pre-split basis) of the company's common stock, and The Clean Yield Group, P.O. Box 117, Garvin Hill Road, Greensboro, Vermont 05841, on behalf of its client, the Sally S. Venerable Charitable Remainder Trust, Nancy V. Deren and Robert J. Dodds, III, Trustees, owner of 1,000 shares (on a pre-split basis) of the company's common stock, intend to present the following supporting statement and proposal at the 1998 Annual Meeting of Stockholders:

"WHEREAS WE BELIEVE:

"Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

"Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

"Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize risk of environmental liability.

"WHEREAS:

"The Coalition for Environmentally Responsible Economies (CERES) - which includes shareholders of this Company; public interest representatives, and environmental experts - consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Scores of companies, including Bank America, Baxter International, Bethlehem Steel, General Motors, H. B. Fuller, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun [Sunoco], have endorsed these principles to demonstrate their commitment to public environmental accountability and standardized reporting. Fortune-500 endorsers say that benefits of working with CERES are public credibility and `value-added' for the company's environmental initiatives;

"A company endorsing the CERES Principles commits to work toward:

 "1. Protection of the biosphere

  2. Sustainable natural resource use

  3. Waste reduction and disposal

  4. Energy conservation

  5. Risk reduction

  6. Safe products/services

  7. Environmental restoration

  8. Informing the public

  9. Management commitment

 10. Audits and reports

"[Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617-451-0927].

"CERES is distinguished from other initiatives for corporate environmental responsibility, by being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

"RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

SUPPORTING STATEMENT

"Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. The number of public pension funds and foundations supporting this resolution increases every year. We believe the CERES Principles are comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and they go beyond ISO 14000.

"Your vote FOR this resolution will encourage both scrutiny of our Company's environmental policies and reports and adherence to goals supported by management and shareholders alike. We believe the CERES Principles will protect both your investment and your environment."

DIRECTORS' STATEMENT IN OPPOSITION

Pitney Bowes' environmental management program has evolved over the last decade from a basic compliance program to one of advanced product stewardship and corporate responsibility. The company has had a Corporate Policy on Environmental Protection (the "Policy") in place since 1987. The Policy commits Pitney Bowes to protect the environment by continually measuring and improving its environmental performance, policies and programs based on audit results and taking into account regulatory developments, customer needs, technical developments, scientific understanding, and community expectations. The Policy establishes the responsibility of every employee for the protection of the environment and identifies the specific responsibilities of key management. By promulgating the Policy, Pitney Bowes has demonstrated its commitment to high standards of environmental performance and responsibility.

In furtherance of the Policy, the company established a Zero Discharge Program in 1989 which sets goals surpassing legal requirements and evidences its commitment to minimizing the discharge of hazardous emissions to air, water and land. Pitney Bowes made this commitment because of its belief that minimizing the amount of hazardous emissions from its operations would result in a cleaner environment for its employees and the community, reduced risk to employee health through potential exposure to hazardous materials and an improved efficiency in operations that would in turn lead to reduced costs. At year-end 1997, the company has reduced its hazardous waste generation by 95% over 1989 levels. It has completely eliminated its reportable air emissions under federal law (SARA
313) and has reduced wastewater discharges by 91%.

In addition, Pitney Bowes joined the Environmental Protection Agency's (the "EPA") voluntary 33/50 Program in 1991. Even though the EPA had targeted a 33% reduction in certain chemical releases by 1992 and a 50% reduction by 1995, Pitney Bowes chose to commit to, and exceeded, an even more aggressive target of 80% for all five program chemicals which were used in Pitney Bowes' operations.

Pitney Bowes also has an advanced two-phased Product Stewardship Program. The first phase involves the incorporation of environmental and product end-of-life concerns into product design in order to minimize the products' environmental impact up front. The second phase consists of the establishment of programs to motivate suppliers and vendors to adopt product environmental practices that are equivalent in effect to those of Pitney Bowes. Pitney Bowes also plans to fully integrate environmental concerns into its business strategy, including the area of cost accounting.

While the company is proud of its environmental record, as disclosed in Pitney Bowes' annual report on Form 10-K, the company is involved as a potentially responsible party or a third party defendant at certain state and federal Superfund sites. This involvement is primarily the result of activities which predated hazardous waste disposal regulations or which were performed by third parties without the company's knowledge. Pitney Bowes is committed to mitigating the environmental impact of its operations. It is the company's policy to respond responsibly to any situation requiring environmental remediation by the company. Pitney Bowes has an active program for evaluating the environmental risks associated with property being sold, purchased or leased.

The board of directors believes that implementation of the CERES proposal would unduly burden the company and its shareholders with additional administrative requirements and related costs while adding very little to Pitney Bowes' environmental effort. In particular, the board of directors believes that Pitney Bowes' current initiatives regarding the reporting of its environmental performance are more closely aligned with the interests of its shareholders than the reporting formats mandated by the CERES proposal. The company's initiatives include a periodic progress report included in the company's home page on the Internet, as well as a quarterly newsletter describing the company's environmental programs and progress.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, proposals for stockholder action at the 1999 annual meeting, including nomination of directors, must be received by the corporate secretary of the company no later than December 3, 1998, if such proposals are to be included in the company's proxy statement and proxy.

In addition, the company's Bylaws provide certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting, even if such item is not to be included in the company's proxy statement and proxy. Such procedural requirements are fully set forth in the company's Bylaws, a copy of which may be obtained without charge by any stockholder by contacting the corporate secretary of the company at the address and telephone number set forth on the cover of this proxy statement. To have a nomination or item of business brought before the 1999 annual meeting, a stockholder must deliver the requisite notice of such nomination or item to the corporate secretary of the company at its executive offices no later than February 8, 1999.

SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of Pitney Bowes without additional compensation, by personal interview, by telephone, or by telegram. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Pitney Bowes common and $2.12 preference stock held of record, and Pitney Bowes will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. Pitney Bowes has retained ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies. The anticipated fee of such firm is $8,500 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Pitney Bowes.

OTHER MATTERS

The management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

The 1997 annual report was distributed by mail several days prior to the distribution of this notice and proxy statement. If you did not receive a copy of the company's 1997 annual report or would like a copy of the company's Form 10-K for the 1997 fiscal year, you may request copies by contacting the corporate secretary of the company at the address and telephone number set forth on the cover of this proxy statement.

By order of the board of directors.

Amy C. Corn
Corporate Secretary and
Senior Associate General Counsel

                                                                         ANNEX I

              THE PITNEY BOWES AMENDED AND RESTATED 1991 STOCK PLAN

SECTION 1. PURPOSE.

The purposes of this Pitney Bowes 1991 Stock Plan (the "Plan") are (1) to make available to employees of the Company and its Affiliates, who can make a substantial contribution to the success of the business, certain compensatory arrangements related to the common stock of the Company so as to generate an increased incentive to contribute to the Company's future success and prosperity, and (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "AFFILIATE" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) "AWARD" shall mean any Option, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.

(c) "AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company as it may be composed from time to time.

(e) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

(f) "COMMITTEE" shall mean the Board of Directors, excluding any director who is not a "Non-Employee Director" within the meaning of Rule 16b-3, or any such other committee designated by the Board of Directors to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3.

(g)  "COMPANY" shall mean Pitney Bowes Inc., or any successor thereto.

(h) "COVERED AWARD" means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 13 of this Plan.

(i) "COVERED EMPLOYEES" means Participants who are designated by the Committee prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, "covered employees" within the meaning of Section 162(m).

(j) "DIVIDEND EQUIVALENT" shall mean any right granted under Section 6(c) of the Plan.

(k)  "EMPLOYEE" shall mean any employee of the Company or of any Affiliate.

(l) "FAIR MARKET VALUE" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(m)  "INCENTIVE STOCK OPTION" or "ISO" shall mean an option granted under
     Section 6(a) of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

(n) "NON-QUALIFIED STOCK OPTION" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o)  "OPTION"  shall mean an  Incentive  Stock Option or a  Non-Qualified  Stock
     Option.

(p) "OTHER STOCK-BASED AWARD" shall mean any Award granted under Section 6(d) of the Plan.

(q) "PARTICIPANT" shall mean an Employee who is granted an Award under the Plan.

(r) "PERFORMANCE AWARD" shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

(s) "PERFORMANCE GOALS" means one or more objective performance goals, established by the Committee at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria: operating income, revenues, return on operating assets, earnings per share, return on stockholder equity, stock price, or achievement of cost control, of the Company or such subsidiary, division or department of the Company for or within which the participant is primarily employed. Performance Goals also may be based upon attaining specified levels of Company performance based upon one or more of the criteria described above relative to prior periods or the performance of other corporations. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

(t) "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(u) "RELEASED SECURITIES" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(v) "RESTRICTED SECURITIES" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(w) "RESTRICTED STOCK" shall mean any Share granted under Section 6(b) of the Plan.

(x) "RESTRICTED STOCK UNIT" shall mean any right granted under Section 6(b) of the Plan that is denominated in Shares.

(y) "RULE 16B-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

(z) "SECTION 162(M)" means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

(aa) "SHARE" OR "SHARES" shall mean share(s) of the common stock of the Company, $2 par value, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).

(bb) "SUBSTITUTE AWARD" shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. ADMINISTRATION.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

    (i)  designate Participants;

    (ii) determine the type or types of Awards to be granted to each Participant under the Plan;

    (iii)determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

    (iv) determine the terms and conditions of any Award;

    (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

     (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

     (vii) interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

     (viii) establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

     (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any employee of the Company or of any Affiliate.

(c) The Committee may delegate to one or more executive officers of the Company or to a committee of executive officers of the Company the authority to grant Awards to Employees who are not officers or directors of the Company and to amend, modify, cancel or suspend Awards to such employees.

SECTION 4. SHARES AVAILABLE FOR AWARD.

(a) MAXIMUM SHARES AVAILABLE. The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 30,800,000 (the "Plan Maximum"), subject to adjustment as provided in Section 4(c) below. Only 9,240,000 Shares may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under Section 6(b) of the Plan. In its discretion, the Company may issue pursuant to Awards treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

     (i) Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

     (ii) Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

     (iii)Awards not denominated in Shares shall be counted against the Plan Maximum in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

     (iv) Substitute Awards shall not be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

     The maximum number of Shares that may be the subject of Awards made to a single Participant in any one calendar year shall be 400,000.

(b) SHARES AVAILABLE FOR ISOS. The maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in
     Section 4(a) above, subject to adjustment as provided in Section 4(c) below.

(c) ADJUSTMENTS TO AVOID DILUTION. Notwithstanding paragraphs (a) and (b) above, in the event of a stock dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may make appropriate adjustments to
     (i) the number or kind of Shares available for the future granting of Awards hereunder, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code
     Section 422 or any successor provision thereto. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

(d) OTHER PLANS. Shares issued under other plans of the Company shall not be counted against the Plan Maximum under the Plan.

SECTION 5. ELIGIBILITY.

Any Employee, including any officer or employee director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

SECTION 6. AWARDS.

(a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

     (i) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided, however, that except in the case of Substitute Awards, no Option granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

     (ii) TIMES AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which options may be exercised, and the form or forms (including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the exercise price with respect thereto may be made or deemed to have been made.

     (iii)INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

     (iv) TERMINATION OF EMPLOYMENT. In the event that a Participant's employment terminates for any reason, then Options shall be exercisable as specified below:

          (A) With respect to Options that by their terms are not exercisable in whole or in part on the date the Participant's employment erminates, no such Option or part thereof may be exercised and such Option or part thereof shall be forfeited by the Participant; provided, however, that in the event that the Participant's employment terminates because of the death, or total disability or retirement of the Participant, the Committee may provide that Options held by the Participant, or a part thereof, that were not exercisable on the date of termination of employment may be exercised by the Participant (or his estate, as the case may be) during such period as the Committee may determine, not to exceed four (4) years after the date of termination, after which any Option or part thereof remaining unexercised shall be forfeited.

          (B) With respect to Options that by their terms are exercisable in whole or in part on the date the Participant's employment terminates, then such Options, or such part thereof that is exercisable, may be exercised by the Participant (or his estate as the case may be) during such period following the date of termination, as the Committee may determine, not to exceed four
              (4) years after the date of termination, after which any Option or part thereof remaining unexercised shall be forfeited.

(b) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and or Restricted Stock Units to Participants with the following terms and conditions.

     (i) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment over a specified period or the attainment of specified Performance Objectives (as defined in Section 6(e)(ii)(B) or Performance goals, in accordance with Section 13), which restrictions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing,
          (A) any Awards of Restricted Stock or Restricted Stock Units as to which the sole restriction relates to the passage of time and continued employment must have a restriction period of not less than three years and (B) any Award not described in Clause (A) must have a restriction period of not less than one year subject, in the case of both (A) and (B) to the proviso to Section 6(b)(iii) below.

     (ii) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

     (iii)TERMINATION OF EMPLOYMENT. Upon termination of employment of a Participant for any reason during the applicable restriction period, all Restricted Stock and all Restricted Stock Units, or portion thereof, still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the event termination of employment is due to the death, total disability or retirement of the Participant, the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

(c) DIVIDEND EQUIVALENTS. The Committee may grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

     (i) TERMINATION OF EMPLOYMENT. Upon termination of the Participant's employment for any reason during the term of a Dividend Equivalent, the right of a Participant to payment under a Dividend Equivalent shall terminate as of the date of termination; provided, however, that in the event the Participant's employment terminates because of the death, total disability or retirement of a Participant the Committee may determine that such right terminates at a later date.

(d) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

     (i) If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine; provided, however, that except in the case of Substitute Awards, no derivative security (as defined in Rule 16b-3) awarded hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

     (ii) In granting any Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.

(e) GENERAL. The following general provisions shall apply to all Awards granted hereunder, subject to the terms of other sections of this Plan or any Award Agreement.

     (i) AWARD AGREEMENTS. Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award.

     (ii) PERFORMANCE AWARDS. Subject to the other terms of this Plan, the payment, release or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such "Performance Objectives" (as defined below) during such performance periods as are specified by the Committee. (Hereinafter in this Section 6(e)(ii) the terms payment, pay, and paid also refer to the release or exercisability of a Performance Award, as the case may require.)

          (A) TERMS. The Committee shall establish the terms and conditions of any Performance Award including the Performance Objectives (as defined below) to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to payment, and the amount of any Performance Award granted.

          (B) PERFORMANCE OBJECTIVES. The Committee shall establish "Performance Objectives" the achievement of which shall entitle the Participant to payment under a Performance Award. Performance Objectives may be any measure of the business performance of the Company, or any of its divisions or Affiliates, including but not limited to the growth in book or market value of capital stock, the increase in the earnings in total or per share, or any other financial or non-financial indicator specified by the Committee.

          (C) FULFILLMENT OF CONDITIONS AND PAYMENT. The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

     (iii)RULE 16B-3 SIX MONTH LIMITATIONS. To the extent required in order to render the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, an exempt transaction under Section 16b of the Securities Exchange Act of 1934 only, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

     (iv) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award shall be assignable, alienable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (or, in the case of Awards that are forfeited or canceled, to the Company); provided, however, that, if so determined by the Committee, a Participant may in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order referred to above. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     (v) No Cash Consideration for Awards. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

     (vi) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

     (vii)Forms Of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

     (viii)Term of Awards. Except as provided in Sections 6(a)(ii) or 6(a)(iv), the term of each Award shall be for such period as may be determined by the Committee.

     (ix) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

SECTION 7. AMENDMENT AND TERMINATION OF AWARDS.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

(a) AMENDMENTS TO AWARDS. Subject to Section 6(b)(i), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder's consent. Notwithstanding the foregoing, the Committee shall not amend any outstanding Option to change the exercise price thereof to any price that is lower than the original exercise price thereof, except in connection with an adjustment authorized under Section 4(c).

(b) ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Substitute Awards granted under the Plan.

(c) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

(d) CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. ACCELERATION UPON A CHANGE OF CONTROL. In the event of a Change of Control (as defined in Section 8(b) below) the following shall apply:

(a)  EFFECT ON AWARDS.

     (i) OPTIONS. In the event of a Change of Control, (1) all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option.

     (ii) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. In the event of a Change of Control, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities. The Participant shall immediately have the right to the prompt delivery of certificates reflecting such Released Securities.

     (iii)DIVIDEND EQUIVALENTS. In the event of a Change of Control, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

     (iv) OTHER STOCK-BASED AWARDS. In the event of a Change of Control, all outstanding Other Stock-Based Awards of whatever type become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

     (v) PERFORMANCE AWARDS. In the event of a Change of Control, Performance Awards for all performance periods including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

          (A) The total amount of Performance Awards conditioned on nonfinancial Performance Objectives and those conditioned on financial Performance Objectives and payable in stock, shall be immediately payable (or exercisable or released, as the case may be) as if the Performance Objectives had been fully achieved for the entire performance period.

          (B) For Performance Awards conditioned on financial Performance Objectives and payable in cash, the Committee shall determine the amount payable under such Award by taking into consideration the actual level of attainment of the Performance Objectives during that portion of the performance period that had occurred prior to the date of the Change of Control, and with respect to the part of the performance period that had not occurred prior to the date of the Change of Control, the Committee shall determine an anticipated level of attainment taking into consideration available historical data and the last projections made by the Company's Chief Financial Officer prior to the Change of Control. The amount payable shall be the present value of the amount so determined by the Committee discounted using a factor that is the Prime Rate as established by Chase Manhattan Bank, N.A. as of the date of the Change of Control.

     (vi) The Committee's determination of amounts payable under this Section 8(a) shall be final. Except as otherwise provided in Section 8(a)(1), any amounts due under this Section 8(a) shall be paid to Participants within 30 days after such Change of Control.

     (vii)The provisions of this Section 8(a) shall not be applicable to any Award granted to a Participant if any Change of Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of Shares or other Company common stock or Company voting securities.

(b) CHANGE OF CONTROL DEFINED. A "Change of Control" shall be deemed to have occurred upon the occurrence of either of the following:

     (i) There is an acquisition, in any one transaction or a series of transactions (other than from the Company), by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries; or by any employee benefit plan (or related trust) of the Company or its subsidiaries; or by any corporation with respect to which, following such acquisition, more than 50% of the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

     (ii) Individuals who, as of September 12, 1988, constitute the Board of Directors (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 12, 1988 whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     (iii)There is an approval by the stockholders of the Company of (a) a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (b) a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

SECTION 9. AMENDMENT AND TERMINATION OF THE PLAN.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the

           Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in
           Section 4 hereof.

SECTION 10. GENERAL PROVISIONS.

(a) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c) NO LIMIT ON OTHER COMPENSATION AGREEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

(d) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(f) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) NO FRACTIONAL SHARES. No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 12. TERM OF THE PLAN.

No Award shall be granted under the Plan after May 31, 2006. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 13. PARTICIPANTS SUBJECT TO SECTION 162(M).

(a) The provisions of this Section 13 shall be applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such Performance Goals or to increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 13.

(b) No shares shall be delivered and no payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

(c) The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan.

(d) Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m).

                                     [MAP]

DIRECTIONS:

NORTHBOUND ON I-95

Please take Exit 7 (Greenwich Avenue) and proceed through the first intersection to next traffic light, where you should turn right onto Washington Boulevard. Continue 1/2 mile to stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

SOUTHBOUND ON I-95

Please take Exit 7 (Atlantic Street). At the second traffic light, turn left onto Atlantic Street and continue through third traffic light to stop sign and turn left onto Washington Boulevard. At next stop sign turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

FROM THE MERRITT PARKWAY

Please take Exit 34 (Long Ridge Road). Turn south onto Long Ridge Road. Follow Long Ridge Road for approximately 2 miles to Cold Spring Road and turn right onto Cold Spring Road. Bear left onto Washington Boulevard and follow to the end (approximately 2 miles). At stop sign make a left turn onto South Pacific Street and take an immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

PLEASE NOTE THAT, DUE TO ONGOING CONSTRUCTION IN THE VICINITY OF WASHINGTON BOULEVARD, IT MAY BE NECESSARY TO FOLLOW DETOURS AS DIRECTED ON THE DATE OF THE ANNUAL MEETING.

                   PROXY -- COMMON STOCK AND $2.12 CONVERTIBLE
                       PREFERENCE STOCK PITNEY BOWES INC.
                   ANNUAL MEETING OF STOCKHOLDERS MAY 11, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Michael J. Critelli, Murray L. Reichenstein, Amy C. Corn, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock and $2.12 convertible preference stock of Pitney Bowes Inc. owned by the undersigned at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 11, 1998, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement:

     1.  Election of four directors.
     2.  Appointment of independent accountants for 1998.
     3.  Amendment to the 1991 Stock Plan.
     4. Stockholder Proposal relating to CERES Principles if properly presented at the meeting.

ALL SHARES OF $2.12 CONVERTIBLE PREFERENCE STOCK AND COMMON STOCK REGISTERED IN YOUR NAME AND/OR HELD FOR YOUR BENEFIT IN THE DIVIDEND REINVESTMENT PLAN ARE SHOWN ON THIS CARD. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE STOCKHOLDER. IF A PROPERLY SIGNED PROXY IS RETURNED WITHOUT CHOICES MARKED, AND IF NOT OTHERWISE DIRECTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY CONTINUATION OF THE MEETING CAUSED BY ANY ADJOURNMENT, OR ANY POSTPONEMENT OF THE MEETING.

PLEASE MARK, DATE AND SIGN, AND RETURN PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                               [LOGO] PITNEY BOWES

                             YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

     1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions found on the reverse side.

                                       OR
                                       --

     2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

       DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

                    Please mark
                    your vote      /X/
                    like this

--------------------------------------------------------------------------------
                     DIRECTORS RECOMMEND A VOTE FOR ITEM 1.
--------------------------------------------------------------------------------
Item 1 -- Election of Directors.

01. Linda G. Alvarado
02. Marc C. Breslawsky
03. Ernie Green
04. Charles E. Hugel

For all nominees
(except as marked to the contrary)

             / /

Withhold (as to all nominees)

             / /

(Write a nominee's name on the space provided below to withhold authority to vote for that individual nominee.)

------------------------------

--------------------------------------------------------------------------------
                     DIRECTORS RECOMMEND A VOTE FOR ITEM 2.
--------------------------------------------------------------------------------
                                             FOR       AGAINST        ABSTAIN

Item 2 -- Appointment of Price
Waterhouse LLP as independent
accountants for 1998.                        / /         / /            / /

--------------------------------------------------------------------------------
                     DIRECTORS RECOMMEND A VOTE FOR ITEM 3.
--------------------------------------------------------------------------------
                                             FOR       AGAINST        ABSTAIN

Item 3 -- Amendment to
the 1991 Stock Plan.                         / /         / /            / /

--------------------------------------------------------------------------------
                   DIRECTORS RECOMMEND A VOTE AGAINST ITEM 4.
--------------------------------------------------------------------------------
                                             FOR       AGAINST        ABSTAIN

Item 4 -- Stockholder Proposal
relating to the CERES
Principles if properly
presented at the meeting.                    / /         / /            / /



Signature(s) of stockholder(s)---------------------  Date-------- , 1998

When signing as attorney, executor, administrator, trustee or guardian, or in any other representative capacity, please give your full title as such. Each joint owner must sign the proxy.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***

                               VOTE BY TELEPHONE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as you marked, signed and returned your proxy card.

YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

--------------------------------------------------------------------------------
  OPTION A: To vote as the Board of Directors recommends on ALL items, press 1.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  OPTION B: If you choose to vote on each item separately, press 0.
            You will hear these instructions:

ITEM 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

ITEM 2: To vote FOR, press 1, AGAINST, press 9; ABSTAIN, press 0.

ITEM 3. To vote FOR, press 1, AGAINST, press 9; ABSTAIN, press 0.

ITEM 4. To vote FOR, press 1, AGAINST, press 9; ABSTAIN, press 0.

Your vote selection will be repeated and you must then confirm it before hanging up.

--------------------------------------------------------------------------------

                                  END OF CALL.
--------------------------------------------------------------------------------
    IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.
                              THANK YOU FOR VOTING.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                CALL H H TOLL FREE H H ON A TOUCH TONE TELEPHONE
                                 1-800-840-1208
                    THERE IS NO CHARGE TO YOU FOR THIS CALL.
--------------------------------------------------------------------------------

       DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

                    Please mark
                    your vote      /X/
                    like this

--------------------------------------------------------------------------------
                     DIRECTORS RECOMMEND A VOTE FOR ITEM 1.
--------------------------------------------------------------------------------
Item 1 -- Election of Directors.

01. Linda G. Alvarado
02. Marc C. Breslawsky
03. Ernie Green
04. Charles E. Hugel

For all nominees
(except as marked to the contrary)

             / /

Withhold (as to all nominees)

             / /

(Write a nominee's name on the space provided below to withhold authority to vote for that individual nominee.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     DIRECTORS RECOMMEND A VOTE FOR ITEM 2.
--------------------------------------------------------------------------------
                                             FOR       AGAINST        ABSTAIN

Item 2 -- Appointment of Price
Waterhouse LLP as independent
accountants for 1998.                        / /         / /            / /

--------------------------------------------------------------------------------
                     DIRECTORS RECOMMEND A VOTE FOR ITEM 3.
--------------------------------------------------------------------------------
                                             FOR       AGAINST        ABSTAIN

Item 3 -- Amendment to
the 1991 Stock Plan.                         / /         / /            / /

--------------------------------------------------------------------------------
                   DIRECTORS RECOMMEND A VOTE AGAINST ITEM 4.
--------------------------------------------------------------------------------
                                             FOR       AGAINST        ABSTAIN

Item 4 -- Stockholder Proposal
relating to the CERES
Principles if properly
presented at the meeting.                    / /         / /            / /



Signature(s) of stockholder(s)---------------------- Date --------, 1998

When signing as attorney, executor, administrator, trustee or guardian, or in any other representative capacity, please give your full title as such. Each joint owner must sign the proxy.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                PITNEY BOWES INC.
                   ANNUAL MEETING OF STOCKHOLDERS MAY 11, 1998
              VOTING DIRECTION TO TRUSTEE OF THE PITNEY BOWES INC.
                            DEFERRED INVESTMENT PLAN

As a participant in the Pitney Bowes Inc. Deferred Investment Plan, I hereby direct Merrill Lynch Trust Company, Trustee, to vote all common stock of Pitney Bowes allocated to my account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 11, 1998, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement:

     1.   Election of four directors.

     2.   Appointment of independent accountants for 1998.

     3.   Amendment to the 1991 Stock Plan.

     4. Stockholder Proposal relating to CERES Principles if properly presented at the meeting.

ALL SHARES OF COMMON STOCK HELD FOR YOUR BENEFIT IN THE PLAN ARE SHOWN ON THIS CARD. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH YOUR DIRECTIONS. IF A PROPERLY SIGNED DIRECTION CARD IS RETURNED WITHOUT CHOICES MARKED, AND IF NOT OTHERWISE DIRECTED, THE SHARES REPRESENTED BY THIS VOTING DIRECTION CARD WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY CONTINUATION OF THE MEETING CAUSED BY ANY ADJOURNMENT, OR ANY POSTPONEMENT OF THE MEETING.

PLEASE MARK, DATE AND SIGN, AND RETURN PROMPTLY THIS VOTING DIRECTION CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

                                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                               [LOGO] PITNEY BOWES